UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices)

(610) 325-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth below under Item 5.07 of this Current Report on Form 8-K, on May 23, 2018, at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Brandywine Realty Trust (the “Company”), the Company’s shareholders approved three proposals (collectively, the “Proposals”) to amend the Company’s Declaration of Trust.  Following approval by the shareholders of each of the Proposals at the Annual Meeting, on May 23, 2018, the Company filed with the State Department of Assessments and Taxation of Maryland Articles of Amendment and Restatement of the Declaration of Trust (the “Restated Declaration of Trust”) to give effect to all of the amendments subject to the Proposals.

As described in the proxy statement filed on Schedule 14A prepared for the Annual Meeting, and in connection with the amendments subject to one of the Proposals, the Board approved an amendment to the Bylaws of the Company to provide shareholders the power to alter, amend or repeal the Bylaws and to make new Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

The full text of the Restated Declaration of Trust is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The full text of the Bylaws, as amended, are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 23, 2018.  At the Annual Meeting, the Company’s shareholders voted on: (1) the election of eight trustees, each to serve for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018; (3) a non-binding, advisory vote regarding the compensation of our named executive officers; (4) an amendment and restatement of the Declaration of Trust to reduce the vote required to approve any merger of the Company that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments; (5) an amendment to the Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote; and (6) an amendment to the Declaration of Trust to add to the matters on which shareholders are entitled to vote, including on amendments to the Bylaws.  The voting results on these proposals were as follows:

Proposal 1: Election of Eight Trustees.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael J. Joyce	155,511,207	6,181,277	914,736	5,489,179
Anthony A. Nichols, Sr.	154,694,972	7,852,792	59,456	5,489,179
Gerard H. Sweeney	157,655,979	4,891,919	59,322	5,489,179
James C. Diggs	159,559,665	2,988,186	59,369	5,489,179
Wyche Fowler	153,178,961	9,369,343	58,916	5,489,179
H. Richard Haverstick, Jr.	159,909,989	2,636,709	60,522	5,489,179
Terri A. Herubin	160,086,123	2,471,087	50,010	5,489,179
Charles P. Pizzi	151,377,443	9,727,206	1,502,571	5,489,179

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.

Votes For	Votes Against	Abstentions
166,092,386	1,922,069	81,944

Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
154,709,312	7,456,106	441,802	5,489,179

Proposal 4: Amendment and restatement of the Declaration of Trust to reduce the vote required to approve certain mergers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,333,438	167,462	106,320	5,489,179

Proposal 5: Amendment to the Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,147,621	349,797	109,802	5,489,179

Proposal 6: Amendment to the Declaration of Trust to add to the matters on which shareholders shall be entitled to vote, including to amend our Bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,216,569	300,950	89,701	5,489,179

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Declaration of Trust of Brandywine Realty Trust.
3.2	Bylaws of Brandywine Realty Trust, as amended.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership L.P.,
By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date:  May 29, 2018

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